UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2017

CARBON SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-54817	20-5451302
(Commission File Number)	(I.R.S. Employer Identification No.)

5511C Ekwill Street, Santa Barbara, California	93111
(Address of principal executive offices)	(Zip Code)

(805) 456-7000

(Registrant’s telephone number, including area code)

____________________________________________________________

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

☐ Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement.

On September 1, 2017, Carbon Sciences, Inc., a Nevada corporation (the “Company”), entered into a term sheet (“Term Sheet”) with Glanz, Inc. dba Corner Media, a Delaware corporation (“Glanz”) pursuant to which Glanz agreed to sell all of its assets to a newly formed wholly owned subsidiary of the Company (“Newco”) in consideration for 50,000 shares of a new series of convertible preferred stock to be authorized by the Company’s board of directors (the “Shares”). Each Share will be convertible into 2,500 shares of the Company’s common stock. The Shares will not be entitled to dividends or have voting rights, but will have a liquidation preference in the event of a liquidation or similar event. The Shares will also be subject to a two year lock-up during which period the Shares may not be sold or converted into shares of the Company’s common stock.

Upon the closing of the transaction (the “Closing”), Newco will assume approximately $500,000 of liabilities, including $10,000 of accrued compensation owed to Joseph Kunigonis, the president of Glanz, $300,000 of principal due to Orchestra Financial LLC pursuant to a revolving line of credit, and approximately $190,000 of accounts payable. Joseph Kunigonis and Thomas Farasy, the chief operating officer of Glanz, will enter into employment relationships with the Company and receive stock options upon the Closing. After the Closing, the Company will engage and pay for an independent audit firm to audit Glanz’s books and records for the last two years. The Closing is subject to the Company’s satisfactory due diligence and review of Glanz’s financial books and records.

Glanz is a location-based digital media company in the out-of-home (“OOH”) sector. Founded in 2011, Glanz partners with real estate owners of premier, high pedestrian traffic venues, which helps to free advertisers from the constraints of traditional out-of-home (“OOH”) media, enabling them to reach the right consumers, at the right time, in the right place.

This brief description of the Term Sheet is only a summary of the material terms and is qualified in its entirety by reference to the full text of the Term Sheet as attached to this Current Report on Form 8-K as Exhibit 10.1.

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In anticipation of the Closing, the Company’s board of directors and majority shareholder are expected to authorize an amendment to the Company’s articles of incorporation in order to change the name of the Company to Digital Locations, Inc. The Company will file a Schedule 14C Information Statement immediately thereafter. The board of directors believes that the name Digital Locations, Inc. more accurately reflects the direction in which the Company’s business is growing.

SECTION 9. FINANCIAL STATEMENTS, PRO FORMA FINANCIALS & EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Term Sheet with Glanz, Inc. dba Corner Media, a Delaware corporation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CARBON SCIENCES, INC.
(Registrant)

Date: September 8, 2017	By:	/s/ William E. Beifuss, Jr.
William E. Beifuss, Jr., President

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